Exhibit 10.1

[Letterhead of First Financial Northwest Bank]
August 31, 2015

[Separated Employee's name]
[address]

Re:            Notice of Your Rights
Dear [Separated Employee]:
We are writing to notify you of recent legal developments under whistleblower protection Rule 21F-17 enacted under the Dodd-Frank Act.
When your employment ended with First Savings Bank Northwest ("FSBNW"), now known as First Financial Northwest Bank, you were offered a Separation Agreement.  Under that Separation Agreement, FSBNW offered you monetary compensation and other benefits if you signed a waiver and release of claims against FSBNW and its affiliates.  The Separation Agreement stated, "Nothing in this Agreement precludes Employee from filing a charge or complaint with an appropriate administrative agency.  However, employee agrees that he or she is not entitled to and will not accept any monetary recovery as a result of filing such charge or complaint."
The Securities and Exchange Commission has recently stated, "SEC rules prohibit employers from taking measures through confidentiality, employment, severance, or other types of agreements that may silence potential whistleblowers before they can reach out to the SEC.  We will vigorously enforce this provision."   SEC Press Release, 2015-54 (April 1, 2015).
FSBNW's agreement was not intended to prevent you from reporting potential violations of the law to the SEC or other agencies, nor was it intended to preclude you from recovering any bounties or other rewards offered by the government. Accordingly, FSBNW is sending you this notice to advise you that you have the right to file a complaint with the SEC or another appropriate administrative agency. You also have the right to receive awards or rewards in the form of a whistleblower bounty under federal regulations that may provide bounties for reporting such violations.
If you have any questions about your rights under Dodd-Frank, please visit the website for the SEC Office of the Whistleblower, https://www.sec.gov/whistleblower.

Sincerely,

Joseph W. Kiley III
President, CEO & Director
First Financial Northwest Bank
First Financial Northwest, Inc.